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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1997 (July 18, 1997 with respect to the merger with Tyco Toys, Inc. and other subsequent events described in Note 11), which appears in Mattel, Inc.'s Current Report on Form 8-K dated July 30, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 32 of Mattel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP

Los Angeles, California
March 6, 1998